UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2020

TopBuild Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36870	47-3096382
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

475 North Williamson Boulevard Daytona Beach, Florida	32114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 304-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01Entry into a Material Definitive Agreement.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on May 5, 2017, TopBuild Corp., a Delaware corporation (the “Company”), entered into a Senior Secured Credit Agreement (as amended by that certain Amendment No. 1 to Credit Agreement dated March 28, 2018 and that certain Amendment No. 2 to Credit Agreement dated April 27, 2018, the “Original Credit Agreement”) with Bank of America, N.A., as administrative agent, together with the other agents and lenders party thereto.  The Original Credit Agreement provided for a term loan facility in an aggregate principal amount of $350.0 million, and a revolving credit facility in an initial aggregate principal amount of $250.0 million, including a $100.0 million letter of credit sublimit and a $20.0 million swingline sublimit.

On March 20, 2020 (the “Closing Date”), the Company entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) together with each lender party thereto (collectively, the “Lenders”), Bank of America, N. A., as Administrative Agent, Swing Line Lender and an L/C Issuer (the “Agent”), and the Company’s wholly owned domestic subsidiaries (collectively, the “Guarantors”).

The Amended Credit Agreement renews, amends and restates the Original Credit Agreement in its entirety and provides for a term loan facility in an aggregate principal amount of $300.0 million, all of which was drawn on the Closing Date (the “Term Loan”), and a revolving credit facility in an initial aggregate principal amount of $450.0 million (the “Revolving Facility”), including a $100.0 million letter of credit sublimit and up to a $35.0 million swingline sublimit.  The Revolving Facility remained undrawn as of the Closing Date.  Pursuant to the Amended Credit Agreement, the maturity date for the loans thereunder was extended from May 2022 to March 2025.

A summary of the other material terms of the Amended Credit Agreement is set forth below.

Interest Rate and Fees

Borrowings under the Revolving Facility and the Term Loan bear interest at a per annum rate equal to an applicable margin plus, at the Company’s option, either (a) a base rate determined by reference to the highest of (1) the federal funds rate plus 0.50 percent, (2) Bank of America’s “prime rate” and (3) a LIBOR rate for U.S. dollar deposits with a term of one month, plus 1.00 percent, or (b) a LIBOR rate (or a comparable or successor rate) determined by reference to the costs of funds for deposits in U.S. dollars for the interest period relevant to such borrowing (subject to a LIBOR floor equal to 50 basis points).  Swingline loans, which are available on a same-day basis, bear interest at a per annum rate equal to the base rate plus the margin applicable to the Revolving Facility.

The Amended Credit Agreement contemplates future amendment by the Company and the Agent to provide for the replacement of LIBOR with the Secured Overnight Financing Rate or another alternate benchmark rate, giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks, including any related mathematical or other applicable adjustments.

The Company is required to pay a commitment fee to the Lenders under the Revolving Facility and the Term Loan in respect of any unutilized commitments thereunder.  The commitment fee ranges from 0.15 percent to 0.275 percent per annum, depending upon the Company’s consolidated secured leverage ratio, calculated in accordance with the terms of the Amended Credit Agreement. The Company must also pay customary letter of credit fees.

Maturity

Both the Term Loan and the Revolving Facility mature on the five-year anniversary of the Closing Date.

Scheduled Amortization of Term Loan

The Term Loan is subject to quarterly amortization of the outstanding principal amount thereof in accordance with the terms of the Amended Credit Agreement. The final payment of the remaining outstanding balance of the Term Loan, together with accrued and unpaid interest thereon, is due and payable at maturity.

Prepayments

The Company may voluntarily repay the Term Loan or outstanding loans under the Revolving Facility at any time without premium or penalty, other than customary breakage costs with respect to LIBOR loans. Prepayments and commitment reductions are required in connection with (i) certain asset sales and (ii) certain extraordinary receipts, such as, in some instances, insurance proceeds.

Security

On the Closing Date, the Company and the Guarantors entered into an Amended and Restated Security and Pledge Agreement (the “Amended Security Agreement”) with the Agent, pursuant to which the Company and the Guarantors have granted to the Agent, for the ratable benefit of the Lenders, a first-priority security interest in substantially all of the Company’s and the Guarantor’s respective present and future personal and intangible assets, including the pledge of 100% of all outstanding capital stock of the Guarantors.

Certain Covenants and Events of Default

The Amended Credit Agreement contains a number of covenants that restrict, subject to certain exceptions, the ability of each of the Company and its restricted subsidiaries to:

●create liens;
●incur additional indebtedness or issue certain preferred stock;
●make investments, loans or advances;
●engage in mergers or consolidations with or into other companies;
●sell assets;
●pay dividends and distributions or repurchase capital stock;
●change the nature of its business;
●engage in transactions with affiliates; and
●repay certain indebtedness.

In addition, the Amended Credit Agreement requires that the Company’s consolidated interest coverage ratio as of the end of any fiscal quarter not be less than 3.00 to 1.00, and, as of the end of any fiscal quarter, the Company’s consolidated net leverage ratio must not be greater than 3.50 to 1.00; provided, that, in connection with certain acquisitions, the Company may increase its maximum permitted consolidated net leverage ratio to 4.00 to 1.00 for the fiscal quarter in which such an acquisition is consummated, together with the three consecutive measurement periods thereafter, subject to certain exceptions and limitations.

For purposes of determining the Company’s compliance with the foregoing covenants, the consolidated interest coverage ratio and net leverage ratio are calculated as set forth in the Amended Credit Agreement.

The Amended Credit Agreement also contains customary affirmative covenants and events of default.

The foregoing description of the Amended Credit Agreement and the Amended Security Agreement is only a summary and is qualified in its entirety by reference to the full text of the Amended Credit Agreement and the Amended Security Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Amended and Restated Credit Agreement, dated March 20, 2020, among TopBuild Corp., Bank of America, N.A., as administrative agent, and the other lenders and agents party thereto.
10.2*	Amended and Restated Security and Pledge Agreement, dated March 20, 2020, among TopBuild Corp., Bank of America, N.A., as administrative agent, and the grantors party thereto.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit.  The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPBUILD CORP.

Date: March 23, 2020	By:	/s/ John S. Peterson
John S. Peterson
Vice President and Chief Financial Officer

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